                                  SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

   PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF
                                      1934
                                (AMENDMENT NO. )

Filed by the Registrant /_/

Filed by a Party other than the Registrant /X/

Check the appropriate box:

     /_/  Preliminary Proxy Statement

     /_/  Confidential,  for Use of the  Commission  Only (as  permitted by Rule
          14a-6(e)(2))

     /_/  Definitive Proxy Statement

     /_/  Definitive Additional Materials

     /X/  Soliciting Material Under Rule 14a-12

                             THE TOPPS COMPANY, INC.
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                (Name of Registrant as Specified in Its Charter)

                      CRESCENDO PARTNERS II L.P., SERIES Y
                          CRESCENDO INVESTMENTS II, LLC
                             CRESCENDO ADVISORS LLC
                                 ERIC ROSENFELD
                                  ARNAUD AJDLER
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    (Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

     Payment of Filing Fee (Check the appropriate box):

     /X/  No fee required.

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          0-11.

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     (2)  Aggregate number of securities to which transaction applies:

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     (3)  Per unit  price  or other  underlying  value of  transaction  computed pursuant to Exchange  Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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Rule  0-11(a)(2)  and identify the filing for which the  offsetting fee was paid previously.  Identify the previous filing by registration  statement  number, or
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     (4)  Date Filed:

                                      -2-

      Crescendo Partners II, L.P., Series Y ("Crescendo  Partners II"), together with the other participants named herein, is filing materials  contained in this
Schedule 14A with the Securities and Exchange  Commission  ("SEC") in connection with the  solicitation  of proxies  against a proposed  merger between The Topps
Company,  Inc. (the "Company") and a buyout group that includes Madison Dearborn
Partners, LLC and an investment firm controlled by Michael Eisner, which will be voted  on  at  a  meeting  of  the  Company's  stockholders  (the  "Stockholders
Meeting").  Crescendo  Partners II has not yet filed a proxy  statement with the
SEC with regard to the Stockholders Meeting.

      Item 1: On March 8, 2007, the following news story was issued by The Deal:

Topps director: Holders unhappy

by David Shabelman (MAILTO:DSHABELMAN@THEDEAL.COM)

Updated 05:52 PM EST, Mar-8-2007

Although  dissident  investors  in Topps  Co.  succeeded  last  year in  gaining representation on the company's board of directors,  they may be hard-pressed to derail a $371  million  buyout  offer from former  Walt Disney Co. head  Michael
Eisner  and  private  equity  firm  Madison  Dearborn   Partners  LLC.  Eisner's
investment vehicle,  the Tornante Company LLC of Hollywood,  Calif., and Madison
Dearborn of Chicago  agreed  Tuesday,  March 6, to pay $9.75 a share for the New
York-based  confectioner  and trading card maker. The offer price drew immediate criticism from hedge fund Crescendo Partners LLC, which last year staged a proxy fight against Topps.

"I think shareholders are very unhappy with this deal," Arnaud Ajdler,  managing director  at New  York-based  Crescendo  and a  director  at  Topps,  said in an interview.  "All the shareholders I've talked with are unhappy.  The company was not shopped,  and they're  unhappy about the price."  Crescendo,  along with New
York hedge fund Pembridge Capital  Management LLC, secured three seats on Topps'
board last summer after reaching an agreement with the company that also allowed
CEO Arthur Shorin to keep his position as chairman on the panel.

But the investors,  which combined own a 7.1% stake in Topps,  could struggle to rally enough  shareholders to block the deal. The company's  largest investor is
Private Capital  Management  Inc., a Naples,  Fla.,  investment firm with a 7.8%
stake as of Dec. 31. Crescendo is the next largest holder with 6.6%, followed by
Dimensional  Fund  Advisors  Inc.,  with 6.5%.  Shorin owns  roughly 6% of Topps shares.

"My gut feeling is it's going to be an uphill battle for them simply because the existing shareholders may not see the fight worth the potential gain," said Jeff
Blaeser,  an analyst with Morgan Joseph & Co. "Most investors probably think the offer price is a little too low for them,  but maybe they can take their profits and move on to something else."

At $9.75 a share,  the offer price  represents a 9.4% premium to Topps's closing share  price on Monday of $8.91,  but only a 3% premium to its  average  closing price in the prior 20 trading sessions.

On  Wednesday,  shares  continued  to trade  above  the  offer  price at  $9.90, suggesting  investors  expect a rival bid or that  Eisner and  Madison  Dearborn could sweeten their offer.

Ajdler said Topps can maximize its value by shopping  each of its two  divisions separately.  Alternatively,  he said the company could remain public and "return cash to  shareholders,  leverage the balance sheet and cut costs for the benefit of the shareholders instead of selling on the cheap to the private equity guys."

A Topps spokeswoman rejected the idea of breaking Topps apart to sell its assets separately.  "Over the past two years,  with the  assistance of Lehman  Brothers
Inc., we have examined all opportunities to deliver value to Topps stockholders, and no other superior proposals have emerged in this time frame," she said. "The board  intends to do  everything  possible to see if,  over the next 40 days,  a superior proposal exists."

Ajdler  said  that if  shareholders  reject  the  deal,  he  plans  to  nominate additional  candidates for the company's  board in an effort to gain a majority.
"At this point,  we want to kill the deal,  take the company  over,  improve the margins and create value, and then possibly sell the company," he said.

Blaeser,  who values Topps at $11 per share,  or roughly $419  million,  said he does not expect  other  prospective  buyers to surpass  the bid from  Eisner and
Madison  Dearborn.  He said private equity firms are often  reluctant to enter a bidding war with other  buyout  shops,  while there are no obvious  bidders that might want Topps's combination of businesses.

The company's entertainment unit makes sports and other trading cards, while its confections  division sells  lollipops and Bazooka Joe bubble gum. For the first nine months of its fiscal 2007,  ending Nov. 25, 2006, Topps reported net income of $8.7  million  on revenue of $242  million  compared  with net income of $2.1 million on revenue of $226.3 million for the year-ago period.

                                      -3-

                  CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

      Crescendo Partners II, L.P., Series Y ("Crescendo  Partners II"), together with the other participants  named herein,  intends to make a preliminary filing with the Securities and Exchange  Commission ("SEC") of a proxy statement and an accompanying  proxy  card to be used to  solicit  votes in  connection  with the solicitation  of proxies  against a proposed  merger  between The Topps Company,
Inc. (the "Company") and a buyout group that includes Madison Dearborn Partners,
LLC and an investment firm controlled by Michael Eisner,  which will be voted on at a meeting of the Company's stockholders.

      CRESCENDO  PARTNERS II ADVISES ALL STOCKHOLDERS OF THE COMPANY TO READ THE
PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE  BECAUSE THEY
WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO
CHARGE  ON  THE  SEC'S  WEB  SITE  AT   HTTP://WWW.SEC.GOV.   IN  ADDITION,  THE
PARTICIPANTS  IN THE  PROXY  SOLICITATION  WILL  PROVIDE  COPIES  OF  THE  PROXY
STATEMENT WITHOUT CHARGE UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO
THE  PARTICIPANTS'  PROXY  SOLICITOR,  D.F.  KING & CO.,  INC., BY CALLING (800)
628-8532.

      The  participants  in the proxy  solicitation  are Crescendo  Partners II,
L.P.,  Series Y, a  Delaware  limited  partnership  ("Crescendo  Partners  II"),
Crescendo  Investments II, LLC, a Delaware limited liability company ("Crescendo
Investments II"),  Crescendo  Advisors LLC, a Delaware limited liability company
("Crescendo Advisors"), Eric Rosenfeld and Arnaud Ajdler (the "Participants").

      Crescendo  Partners II beneficially  owns 2,547,700 shares of Common Stock of the  Company.  As the general  partner of Crescendo  Partners  II,  Crescendo
Investments  II may be deemed to  beneficially  own the 2,547,700  shares of the
Company   beneficially  owned  by  Crescendo  Partners  II.  Crescendo  Advisors beneficially  owns 100 shares of the Company.  Eric  Rosenfeld  may be deemed to beneficially own 2,547,900 shares of the Company,  consisting of 100 shares held

                                      -4-

by Eric Rosenfeld and Lisa Rosenfeld JTWROS,  2,547,700 shares Mr. Rosenfeld may be deemed to  beneficially  own by virtue of his position as managing  member of
Crescendo  Investments  II  and  100  shares  Mr.  Rosenfeld  may be  deemed  to beneficially  own by virtue of his  position  as  managing  member of  Crescendo
Advisors.

      Mr. Ajdler beneficially owns 2,301 shares of the Company.

                                      -5-